TITAN MOTORCYCLE CO. OF AMERICA(R)

                       AUTHORIZED DEALER SALES AND SERVICE

                                    AGREEMENT

1. PARTIES TO AGREEMENT

This Agreement is made by and between TITAN Motorcycle Co. of America(R), 2222 West Peoria Avenue, Phoenix, AZ 85029, an Arizona corporation hereinafter called TITAN and VEGAS MOTORCYCLE COMPANY, LLC hereinafter called "DEALER". The purpose of this Agreement is to appoint DEALER during the continuance of this Agreement as an authorized independent dealer for TITAN brand products as hereinafter designated and to establish the basic rules which will govern the relationship between TITAN and DEALER.

2. DURATION OF AGREEMENT

This Agreement shall be in effect from the date of execution by TITAN to and including December 31, 2000, unless sooner terminated as hereinafter provided. No act by either party to this Agreement shall be construed as an extension or renewal of this Agreement, except renewals or extensions in writing and signed by both parties.

3. GRANTING OF DEALERSHIP

A. TITAN hereby grants to DEALER, during the continuance of this Agreement, the non-exclusive privilege of purchasing for DEALER's own account for resale to retail purchasers solely at DEALER's place(s) of business in the city or cities and at the address or addresses indicated in Paragraph 1 above, those Titan brand products specified in Appendix "A" to this Agreement and related parts and accessories (hereinafter collectively called "Products") which are supplied by TITAN. No obligation exists on the part of TITAN to sell any other of TITAN products to DEALER

B. DEALER will not move its place(s) of business to any new or different location other than that specified in Paragraph 1, or establish any additional place o places of business for the sale, servicing or display of Products without the prior written consent of Titan.

C. DEALER will not establish, directly or indirectly, an associate dealer or a sub-dealer for the safe or service of new or used Products, or permit someone else to act on DEALER's behalf or perform DEALER's obligations under this Agreement in connection with the sale or service of new or used Products without the prior written consent of an executive officer of TITAN.

4. AREA OF PRIMARY RESPONSIBILITY

A. TITAN and DEALER agree that DEALER's area of primary responsibility for the sales and service of the Products shall be a twenty-five (25) mile radius of DEALER's place(s) of business as specified in Paragraph 1 of this agreement.
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B. TITAN  reserves  the  unrestricted  right to sell the  Products and grant the privilege of using it's name and trademarks to other dealers or persons whether located in DEALER's area of primary responsibility or elsewhere.

5. SALES PERFORMANCE

DEALER agrees, at its own cost and expense, to use its best efforts and due diligence to energetically and aggressively develop and promote the sale of Products, including each model and type thereof. DEALER and TITAN agree that TITAN shall evaluate DEALER's development and promotion of the sale of Products, both as a whole and separately for each model based on such reasonable criteria as TITAN may determine from time to time, which may include but not be limited to: (a) fair and reasonable sales objectives which may be established from time to time by TITAN for DEALER after review with DEALER; (b) the ratio of sales of Products by DEALER to sales of other makes of similar products as compared with
(i) such ratio on a local, state, and/or nationwide bases; (ii) the average ratio for all TITAN dealers appointed by TITAN; (c) the development of DEALER's sales performance over a reasonable period of time; and (d) particular conditions in DEALER's area of primary responsibility, if any. affecting such performance or potential sales performance. DEALER acknowledges and agrees to a minimum sales objective of new TITAN motorcycles as indicated in Appendix C throughout the term of this agreement.

6. OWNERSHIP AND MANAGEMENT

To induce TITAN to enter into this Agreement, DEALER represents that the person(s) identified in Appendix "B" to this Agreement, are all of the owners and persons executing managerial authority on behalf of DEALER. TITAN is entering into this Agreement in reliance upon these representations. DEALER agrees there will be no change in DEALER's owners or general managers without TITAN's prior written consent.

7. PRICES, TERMS AND CONDITIONS

A. TITAN shall invoice Products sold to DEALER under this agreement at prices and on terms and conditions established by TITAN and that are current at the time of shipment to DEALER. Prices, terms and conditions of sale may be changed by TITAN from time to time without prior notice or liability from TITAN to DEALER. Unless otherwise expressly stated by TITAN, said prices to DEALER do not include sales, use, excise, or similar taxes. DEALER warrants that all Products purchased from TITAN are purchased for resale only in the ordinary course of DEALER's business, at DEALER's place(s) of business as specified in Paragraph I of this Agreement, and that DEALER has complied with all pertinent state and local laws pertaining to the collection and payment by DEALER of all sales, use and like taxes applicable to such resale transactions.

B. If DEALER is delinquent in payment of any indebtedness or obligation to TITAN or if DEALER is in default with respect to any provisions of this Agreement, then TITAN, at its sole discretion and in addition to any other rights and remedies it may have under this Agreement or at law, may without further notice suspend all pending orders and shipments until said delinquency is cured or until said default is cured, as the case may be.

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C. DEALER agrees that TITAN may apply toward the payment of any indebtedness due
TITAN by DEALER, whether under this Agreement or otherwise, any credit owing to DEALER by TITAN.

D. DEALER agrees to permit floor checking of all TITAN brand inventory in possession of DEALER by representatives of TITAN in order to assist TITAN in product planning, distribution and production quantities and to determine compliance by DEALER with warranty registration requirements.

8. SHIPMENT OF PRODUCTS

A. TITAN shall ship Products purchased by DEALER during the duration of this Agreement by whatever mode of transportation TITAN shall select from whatever geographic point TITAN may from time to time establish. All shipments of Products shall be at DEALER's risk and DEALER shall be responsible for and shall pay any and all transportation and/or handling charges resulting from shipment of Products to DEALER, unless otherwise specified in writing by TITAN.

B. TITAN will endeavor as far as practical to make deliveries to DEALER in accordance with DEALER's orders, but if for any cause TITAN fails to make deliveries within the time stated in the order, or cancels any of such orders, TITAN will not be liable to DEALER for any payment whatsoever by reason of such failure to deliver, delays in making deliveries or cancellation, nor for any loss of profits resulting directly or indirectly therefrom.

9. DISCONTINUANCE OR UNAVAILABILITY OF PRODUCTS

A. TITAN reserves for itself the right to discontinue the manufacture or sale of any of the Products or to make changes in design, color or appearance or to add improvements to particular Products at anytime, all without notice to DEALER and without incurring any obligation to DEALER either with respect to any Products previously ordered or purchased by DEALER or otherwise.

B. In the event of a Product shortage or Product introduction, TITAN shall have the right to allocate or apportion said available Product or Products among its customers as TITAN, in the exercise of its discretion, deems appropriate, without incurring any liability to DEALER.

10. EQUAL REPRESENTATION

In the event DEALER sells other brands or lines of products which are competitive with those Products purchased by DEALER from TITAN, DEALER agrees to provide the Products with at least an equal representation to that provided other competitive brands or lines.

11. DEALER BUSINESS FACILITIES

A. DEALER agrees to establish, staff, equip and maintain a salesroom and service facility for the Products which will provide a first-class display of the full line of Products and provide adequate service for the retail customer. Each such facility will comply with reasonable written layout, appearance and size standards established by TITAN from time to time. DEALER understands that TITAN shall evaluate DEALER's compliance with such standard in determining its performance under this Agreement.

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B. In  carrying  out its  obligations  under this  Agreement,  DEALER  agrees to maintain posted opening and closing hours, which business hours shall not be less than that which is customary for similar business establishments in DEALERS area of primary responsibility.

12. DEALER IDENTIFICATION

DEALER shall purchase, display and maintain, at DEALER's expense, signage approved by TITAN, identifying the Products in a conspicuous location visible outside DEALER's salesroom and service facilities, to the full extent permitted by law. In the event of a prohibition by law, DEALER shall use its good faith efforts to obtain an exception. DEALER shall further display and maintain during the term of this Agreement such other authorized Product and service signs and identification as are necessary to properly advertise DEALER's business in TITAN products and service on a basis mutually satisfactory to both TITAN and DEALER. DEALER agrees to place and maintain on the business premises signs and other means of notification to the public that DEALER is an independent business person, separate and distinct from TITAN.

13. FINANCIAL RESPONSIBILITY

A. DEALER shall at all times maintain and employ, in connection with its business and operations under this Agreement, such working capital and net worth together with a line of credit with a financing institution which will permit DEALER to properly and fully carry out and perform DEALER's duties and obligations under this Agreement, including an inventory of Products commensurate with annually set objectives established by TITAN and DEALER. Such working capital, net worth and/or line of credit shall be amounts not less than minimum standards established by TITAN from time to time for dealers similarly situated.

B. DEALER shall at all times maintain insurance coverage reasonably carried by similarly situated dealers in such business, including without limitation, general liability, property damage, and products liability to adequately protect DEALER from loss resulting from the assembly, sale, service or repair of the Products or arising out of any acts or omissions of the DEALER.

14. MODEL INVENTORY

Subject to the ability of TITAN to supply, DEALER agrees to purchase from Titan and at all times maintain an inventory of then available models of Products, which inventory shall at no time be less than the number of Products reasonably established by TITAN from time to time after consultation with DEALER, such initial minimum inventory being listed in Appendix D.

15. SERVICE PARTS

Dealer agrees to organize and maintain a complete parts department. DEALER at all times will keep in DEALER's place(s) of business as specified in Paragraph 1 of this Agreement an inventory of service parts of an assortment and in quantities that in TITAN's judgement is necessary to meet the current anticipated requirements of owners of TITAN Products. DEALER agrees that it will not sell or offer for sale or use in the repair or any Products, as a genuine TITAN part, any part that is not in fact a genuine new TITAN part.

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16. EMPLOYEE TRAINING

DEALER wilt participate in and will make available to its employees training courses, service schools, sales and management seminars and personnel development programs as may be provided or required from time to time by TITAN. DEALER agrees to have in its employ at all times during the continuance of this Agreement at least one filly trained mechanic who has been trained in service and repair of TITAN's Products.

17. REPORTS AND FINANCIAL INFORMATION

DEALER will provide TITAN, by the 30th day of the month following the end of DEALER's calendar or fiscal business year, a complete and accurate financial and operating statement covering DEALER's preceding calendar or fiscal year operations and showing the true and accurate conditions of DEALER's business. DEALER will also furnish to TITAN, on such forms and at such times as TITAN reasonably may require, complete and accurate reports of DEALER's sales activity and stock of Products then being held by DEALER.

18. ADVERTISING AND TRADE PRACTICES

A. DEALER agrees to develop, utilize and participate in various advertising and sales promotion programs in fulfilling its responsibilities for selling, promoting and advertising the Products. In so doing, DEALER agrees to (a) maintain a trademark or tradename advertising listing or a display advertising listing in the Yellow Pages of the principal telephone directory in its marketing area; (b) make reasonable use of newspaper, direct mail, television, radio or other appropriate advertising media as suggested by TITAN; (c) participate in advertising or sales promotion programs offered from time to time by TITAN and in accordance with the applicable provisions and rules thereof; and
(d) make every reasonable effort to build and maintain customer interest in activities involving Products and confidence in DEALER, TITAN and the Products.

B. To assist DEALER in fulfilling his advertising and promotion responsibilities, TITAN may, at its sole discretion, develop and offer from time to time various advertising and sales promotion programs to promote the sale of Products for the mutual benefit of TITAN and DEALER. TITAN may also provide to DEALER from time to time advertising and sales promotion material for purchase by DEALER. DEALER agrees to pay promptly for any such materials. TITAN may offer other materials to DEALER from time to time at no charge.

C. DEALER agrees to at all times conduct its business in a manner that will reflect favorably on the good name and reputation of the Products and TITAN.
DEALER expressly recognizes its obligation to avoid in every way any discourteous, deceptive. misleading or unethical practice or advertising that is or might be detrimental to the Products, TITAN, or the public. DEALER agrees, when notified by TITAN of such objections, to immediately discontinue such practice or advertising.

19. PRE-DELIVERY SERVICE

DEALER expressly recognizes its obligation to effectively assemble, inspect, service and/or prepare Products in accordance with schedules or instructions furnished from time to time by TITAN before delivery to the retail purchaser by DEALER. DEALER agrees to uncrate, set up, inspect and test each new TITAN Product at DEALER's place of business as specified in this Agreement, prior to delivery to the retail purchaser, in accordance with the written instructions

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furnished  from  time to time by  TITAN.  DEALER  agrees  to make all  necessary repairs to such Products after receipt of a formal authorization from TITAN and agrees that each such Product will be received directly by the retail purchaser at DEALER's place(s) of business as specified in Paragraph 1 of this Agreement in safe and lawful operating condition. Upon request, DEALER will furnish evidence to TITAN of the performance of such pre-delivery services on forms prescribed by TITAN. DEALER will report promptly in writing, to TITAN's Chief Executive Officer any act or failure to act on the part of TITAN or any of its personnel which DEALER believes was not fair and equitable towards it in the establishment or performance of pre-delivery obligations.

20. REPAIR AND MAINTENANCE SERVICE

A. DEALER expressly recognizes its obligation to obtain necessary tools, and to effectively perform repair or maintenance services required on Products, in accordance with TITAN's current recommendations and specifications.

B. DEALER shall develop and maintain competent, qualified and efficient service mechanics for the service and repair of the Products and shall employ said persons in DEALER's service and repair facilities. DEALER shall not use service or repair facilities or personnel other than its own in connection with the service and repair of the Products without the prior written consent of an executive officer of TITAN. DEALER shall comply with and maintain copies of bulletins which may fl-cm time to time be issued by TITAN pertaining to the service or the use or operation of the Products, and to the maintenance of requisite tools to perform service work on the Products.

C. DEALER shall perform all Product services under this Agreement, including pre-delivery, warranty and recall service, as an independent contractor. DEALER agrees to post his labor rates in a conspicuous manner so that they are plainly visible to his service customers. Service provided by DEALER shall include only those services which are specifically requested by the customer or those services approved in advance by the customer.

21. WARRANTY

A. TITAN makes no representations or warranties, express or implied, with respect to the Products except as may be provided in a standard written or printed warranty offered to the retail purchaser with respect to one or more of the Products from time to time. THE FOREGOING IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXCEPT TITLE, WHETHER EXPRESS OR IMPLIED, AND TITAN MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE TO DEALER. THE FULFILLING OF THE TERMS OF THE PRINTED WARRANTY SHALL CONSTITUTE THE SOLE REMEDY OF DEALER AND THE SOLE LIABILITY OF TITAN, WHETHER ON WARRANTY, CONTRACT OR NEGLIGENCE.

B. DEALER expressly recognizes its obligation to effectively perform warranty work on Products whether delivered by DEALER or by another authorized dealer and to fulfill the conditions of the warranty as applicable to particular Products where indicated without charge to the retail purchaser. Within three (3) business days after delivery of a new Product to a retail purchaser, DEALER shall complete and send to TITAN a true and complete sales warranty registration report on such Product in a manner then prescribed by TITAN, including the name

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and address of the owner.  TITAN may utilize the  information in the extent of a recall of a Product,  and/or to provide TITAN with useful marketing information.

C. DEALER will report promptly, in writing, to TITAN's Chief Executive Officer, any act or failure to act on the part of TITAN or any of its personnel which DEALER believes was not fair and equitable towards it in the performance of warranty obligations or which resulted in DEALER not receiving reasonable and adequate compensation for warranty labor and parts provided by DEALER.

D. DEALER shall process and dispose of warranty claims on the Products in accordance with the procedure which may be prescribed from time to time by TITAN, and TITAN shall have no obligation to recognize any warranty claims unless the prescribed procedure is complied with by DEALER including, but not limited to, the receipt by DEALER from TITAN of a written warranty work authorization prior to the commencement of any reimbursable warranty work. In support of DEALER's claim for warranty compensation, DEALER agrees to provide TITAN with such supportive documents as TITAN may request.

E. DEALER expressly warrants that should any of the Products be modified by DEALER or at DEALER's request, DEALER will attach to the Product prior to retail sale a conspicuous statement which wilt clearly disclose the extent or nature of the modification and the resultant warranty coverage, if any, which will then apply to the Products.

F. DEALER expressly acknowledges that DEALER is performing warranty work on the Products as an independent contractor and may be compensated for such services separate and apart from the purchase price of the Products.

22. TRADEMARKS AND TRADE NAMES

TITAN and its related companies are exclusively entitled to the use of the trademark "TITAN Motorcycle Company of America" and to the use of all trade names and trademarks used in connection with the Products and the goodwill attached thereto in the United States of America (thereinafter collectively called the "Marks"). TITAN grants DEALER the non exclusive permission to advertise and otherwise inform the general public of the fact that DEALER sells the Products and is a "TITAN Motorcycle Company of America Dealer" at the locations specified in Paragraph 1 of this Agreement, including the use of outdoor signs, signs on buildings and other means of identification for such specified location. DEALER will not use, or permit the use of the Marks either as part of any corporate title, firm name or trade name unless TITAN shall first consent thereto in writing. On termination of this Agreement, DEALER agrees to immediately discontinue all use of the Marks and other means of identification that might make it appear or imply that DEALER is still an authorized representative of the Products including, without limitation. removal of any listing in any telephone directory, display advertising or outdoor sign. TITAN shall have the right, but not the obligation, to acquire any or all such signs in possession of DEALER on date of termination at a price that is not in excess of the price, if any, originally paid by DEALER. DEALER further agrees to discontinue any use of the Marks or any semblance of same, as a part of its business or corporate name and, if appropriate, file a change or discontinuance of such name with the appropriate authorities. In the event DEALER fails to comply with the terms and conditions of this Paragraph, TITAN shall have the right to enter upon DEALER's premises and remove all such signs bearing the TITAN designation or Marks without liability of TITAN to DEALER. DEALER agrees to reimburse TITAN for all Costs and expenses, including without limitation, attorneys' fees, incurred by TITAN in effecting or enforcing compliance with this Paragraph. The provisions of this Paragraph shall survive after termination of this Agreement.

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23. INDEPENDENT PERSON

DEALER is an independent business and the conduct of its business is within the sole discretion of DEALER. This Agreement does not create the relationship of principal and agent, master and servant, or employer and employee between TITAN and DEALER. Nothing herein contained shall be construed or interpreted to grant any authority to DEALER to commit or bind TITAN in any manner to any person. DEALER shall be solely responsible for all the acts and omissions of DEALER, its agents and employees. This Agreement is not intended to govern, control or manage the day-to-day business activities of DEALER. DEALER agrees to defend, indemnify and save TITAN and its suppliers harmless from any claim, demand, damage, liability, cost or expense, including attorneys' fees and expenses arising out of any acts or omissions of DEALER, its agents or employees.

24. SALE OF DEALER'S BUSINESS

A. DEALER may not sell, transfer or assign the whole or any part of DEALER's rights or obligations under this Agreement, without TITAN's prior written consent. DEALER shall give Titan at least thirty (30) days' prior written notice of any such proposed sale, transfer, or assignment. TITAN's failure to object to the proposed sale, transfer, or assignment following notice from DEALER shall not constitute TITAN's consent.

B. Provided that this Agreement is still in effect, and provided further that notice of termination or notice of nonrenewal has not been provided to DEALER and is not then in effect between DEALER and TITAN, TITAN agrees to not unreasonably refuse to enter into a new Sales and Service Agreement for the remainder of the term provided in Paragraph 2 of this Agreement with a person contracting to purchase DEALER's business as pertains to the Products, provided that said purchaser as of the date of sale meets all then current requirements established by TITAN for the appointment of new dealers.

25. EARLY TERMINATION OF AGREEMENT

A. This Agreement maybe terminated in its entirety or with respect to any of the Products at any time without notice by mutual consent of DEALER and TITAN.

B. Either party may terminate this Agreement in its entirety or with respect to any of the Products prior to the expiration date provided in Paragraph 2 hereof, without cause, on a minimum of sixty (60) days' prior written notice from one party to the other. If applicable State law should require notice of termination of a fixed period of time greater than that provided by this Agreement for a stated reason, then such required notice in the form prescribed shall be given by the terminating party.

C. TITAN may immediately terminate this Agreement in its entirely or with respect to any of the Products by written notice given to DEALER in the event of any of the following: (1) death, incapacity, removal or resignation of DEALER or any person in the employment thereof and in reliance upon whom this Agreement was entered into by TITAN; (2) any sale or transfer of any substantial interest in the managerial control and/or ownership of DEALER without TITAN's prior

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written  consent;  (3) an unauthorized  change made by DEALER in the location of
DEALER's place(s) of business as specified in this Agreement or the addition of any place of business for Products; (4) discontinuance of the operation of DEALER's business for a period of five (5) consecutive days, unless such discontinuance is the result of a natural disaster; (5) the appointment of an assignee, referee, receiver, or trustee for DEALER or upon its adjudication in bankruptcy or the liquidation of DEALER; (6) any dispute, disagreement or controversy between or among partners, managers, officers, or shareholders of DEALER which, in the opinion of TITAN, adversely affects the operation, management or business of DEALER or TITAN and is not resolved within thirty (30) days after notice is given to DEALER by TITAN; (7) submission by DEALER to TITAN of a fraudulent report, statement claim for reimbursement, refund or credit or falsification of warranty claim or registration or of DEALER's retail labor rate or providing of fraudulent statements relating to pre-delivery preparation, testing, servicing, repairing or maintenance of the Products; (8) failure to maintain DEALER's account on a current basis and in accordance with TITAN's terms and conditions of sale; (9) failure by DEALER, within five (5) days following notification by TITAN, to replace with cash or cashier's check any check provided TITAN by DEALER which has been returned from the bank on which the check was drawn without payment to; (10) conviction in any court of competent jurisdiction of DEALER, or any principal officer or manger of DEALER, of any crime tending to affect adversely the ownership, operation, management, business or interest of the DEALER or TITAN; or (11) failure of DEALER to obtain or maintain any license required by law.

D. The date of notice of termination shall be the date of mailing of such notice. If any period of notice of the termination required hereunder is less than that required by applicable laws, such period of notice shall be increased and be deemed to be the minimum period required by such laws.

E. DEALER hereby acknowledges and agrees that in the event of a discontinuance of the operation of DEALER's business for a period often (10) consecutive days, for any reason whatsoever other than a natural disaster, such discontinuance shall constitute a voluntary termination of this Agreement by DEALER. Upon receipt of such notice, DEALER shall cooperate with TITAN, including without limitation, executing such other documents as may be reasonably required by TITAN, to effectuate the voluntary termination of this Agreement and DEALER's business in TITAN's Products.

26. PROCEDURE ON TERMINATION

A. Upon termination or expiration and nonrenewal of this Agreement, DEALER will immediately pay to TITAN all sums owing from DEALER to TITAN. Any amount due TITAN by DEALER may be deducted from credits owing DEALER.

B. In the event of early termination or expiration and nonrenewal of this Agreement, TITAN shall continue to fill orders from DEALER for such Products as may be affected by the termination or nonrenewal up to the specified termination or expiration date. TITAN shall have the right to impose reasonable limitations on such orders for such Products during the notice period. On the specified date of termination or expiration, all unfilled orders for such Products will be automatically cancelled. Payment terms for such Products supplied by TITAN to DEALER after notice of intention to terminate or upon expiration and nonrenewal may be changed to cash, certified check or other terms determined by TITAN.

C. After the effective date of termination of this Agreement, the acceptance of orders from DEALER by TITAN, or the continuation of the sale by DEALER of Products, or the referring of inquiries to DEALER by TITAN, or any business relations either party has with the other will not be construed as a renewal of this Agreement nor a waiver of the termination. If TITAN accepts any orders from DEALER after termination of this Agreement, alt such transaction(s) will be governed, unless the contrary intention appears, by the terms of this Agreement applicable to such transactions.

27. COMPLIANCE WITH SAFETY, REGULATORY, AND EMISSION CONTROL REQUIREMENTS

A. DEALER agrees to comply with, and operate consistently with, all applicable provisions of the National Traffic and Motor Vehicle Safety Act of 1966 and the Federal Clean Air Act, as amended, including applicable rules and regulations issued from time to time thereunder, and all other applicable federal, state and local rules and regulations issued from time to time thereunder, and all other applicable federal, state and local product safety, regulatory and emission control requirements.

B. In the event that the laws of the state in which DEALER is located require dealers of Products to install in new or used Products, prior to the retail sale thereof, any safety devices or other equipment not installed or supplied as standard equipment by TITAN, then DEALER, prior to its sale of any such TITAN Product, shall properly install such equipment.

28. COMPLIANCE WITH SAFETY, REGULATORY AND EMISSION CONTROL REQUIREMENTS

DEALER hereby agrees to adopt, promote and implement safety programs developed and provided by TITAN upon written notification from TITAN, DEALER agrees to place and display safety notices and warnings and proper user information labels on TITAN Products and in the dealership as appropriate, and to adhere to established user recommendations and restrictions on the sale of TITAN Products as directed by TITAN. DEALER agrees to promote and require safety awareness and training of purchasers and users of TITAN Products in accordance with programs and materials developed or provided by TITAN upon written notification by TITAN. DEALER agrees to provide to customers safety notices and warnings and other safety awareness materials prepared or provided by TITAN, and/or which may from time to time be developed and provided by industry and/or safety associations, regarding use of TITAN Products. DEALER agrees to require the reading or viewing of such safety awareness materials by the customer in conjunction with the sale of a TITAN Product as specified in writing by TITAN. DEALER agrees that violation of its safety obligations described in this Paragraph constitutes ground for TITAN action under this Agreement. TITAN retains the right, through written notification, to amend the "DEALER SAFETY OBLIGATIONS" specified in this Paragraph and to add such other Dealer Safety Obligations as may be necessary or advisable.

29. DEALER'S SUCCESSOR ON DEATH OR INCAPACITY

Upon termination of this Agreement because of death or incapacity of the principal of DEALER, TITAN will offer to a nominated successor of the principal of DEALER acceptable to TITAN, or to spouse of the principal of DEALER, continuation of this Agreement for the duration of the Agreement as provided in

Paragraph 2 hereof, provided that: (i) DEALER, within fifteen (15) days of the occurrence of such death or incapacity, gives notice to TITAN of such occurrence and the name and qualifications of the DEALER's successor; (ii) The facilities and capital of the dealership meet TITAN then current requirements; and, (iii) The person to whom the continuation of the Agreement is offered provides written notice to TITAN of acceptance within fifteen (15) days from the extension of the offer by TITAN.

30. DISPUTE RESOLUTION

All controversies, claims and disputes arising in connection with this Agreement, except any controversies, claims and disputes relating to amounts due and unpaid to TITAN or relating to third party personal injury, shall be settled by mutual consultation between the parties in good faith as promptly as possible, but failing an amicable settlement shall be settled finally by arbitration in accordance with the provisions of this Paragraph. Such arbitration shall be conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the parties hereto agree that such arbitration shall be the sole and exclusive method of resolving any and all such controversies, claims or disputes, except those expressly excluded above. Judgement upon such award may be entered in the Superior Court of the State of Arizona for the County of Maricopa, if the award is rendered against DEALER. The prevailing party shall be entitled to recover from the nonprevailing party all costs and expenses of the arbitration, including reasonable attorney's fees.

31. SERVICE OF NOTICE

Any notice which may be required to be served by DEALER on TITAN, or by TITAN on DEALER, shall be in writing and Sent by certified or registered mail, return-receipt requested, addressed to the party for whom intended at its last known address. Each party will promptly advise the other, in writing, of any change of address.

32. GENERAL PROVISIONS

DEALER agrees that it neither has nor may acquire by performance under the terms and provisions of this Agreement, any vested right in the sales and service responsibility assigned to it hereunder and any investments made by DEALER in the performance hereof are made with the knowledge that this Agreement may expire and not be renewed or be terminated as herein provided. This Agreement is the entire agreement between the parties and terminates and supersedes all prior agreements, verbal or written, between the parties. Neither trade usage nor course of dealing shall serve to modify, amend or change this Agreement. This Agreement may be altered or amended in writing only and must be signed by an executive officer of TITAN. Both parties shall be excused from nonperformance in the case of FORCE MAJEURE or other causes beyond the control of the parties. The paragraph headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. It is understood that this is a general form of agreement designated for use in any State. Should any provision of this Agreement or the application thereof to any particular person or circumstance be contrary to or prohibited by applicable laws or regulations, such provision shall be inapplicable and deemed omitted and the remaining provisions of this Agreement will be valid and binding and of like effect as though such provisions were not included herein. TITAN has a right to amend, modify or change this Agreement in case of legislation, government regulation or changes in circumstances beyond the control of TITAN that might affect materially the relationship between TITAN and DEALER. This Agreement and the rights and obligations arising thereunder shall be governed by and construed according to the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate the day and year hereinafter written.

           DEALER                       TITAN MOTORCYCLE CO. OF AMERICA
           ------                       -------------------------------

Signature: /s/ Barbara S. Keery         Signature: /s/ Robert P. Lobban
           --------------------------              -----------------------------
Position/Title: Partner                 Position/Title: Chief Financial Officer
                ---------------------                   ------------------------
Signature:                              Dated: 1/4/99
           --------------------------          ---------------------------------
Position/Title:
                ---------------------
Dated: 12/30/98
       ------------------------------

Circle One:   Corporation   Partnership   Individual

This Agreement shall be executed on behalf of DEALER by the owner in case of a sole proprietorship, by general partner in case of a partnership, or by a duly authorized officer in case of a corporation, showing position or title of person signing.

                                  APPENDIX "A"

               THE DEFINITION OF PRODUCTS IN THIS AGREEMENT SHALL
                                    INCLUDE:

                               MOTORCYCLE MODELS:

                              "SIDEWINDER" SX & RM

                              "ROADRUNNER" SX & RM

                              "ROADRUNNER SPORT" RM

                                 "GECKO" SX & RM

                                    "COYOTE"

                                  APPENDIX "B"

                               OWNERS AND MANAGERS

1. THE FOLLOWING PERSONS ARE THE BENEFICIAL AND RECORD OWNERS OF DEALER:

                                   IF A CORPORATION,
                                      NUMBER AND
  NAME AND ADDRESS OF EACH         CLASS OF SHARES
RECORD OR BENEFICIAL OWNER OF    --------------------    PERCENTAGE OWNERSHIP OF
           DEALER                NUMBER         CLASS       RECORD IN DEALER
-----------------------------    ------         -----    -----------------------
BPF, LLC                                                          100%


2. THE FOLLOWING PERSONS ARE DEALER'S OFFICERS:

NAME AND ADDRESS                                                   TITLE
----------------                                                  -------
PATRICK KEERY                                                     PARTNER
FRANCIS KEERY                                                     PARTNER
BARBARA KEERY                                                     PARTNER
BRYANT CRAGUN                                                     PARTNER


3. THE FOLLOWING PERSONS FUNCTION AS GENERAL MANAGER OF DEALER AND, AS SUCH, ARE AUTHORIZED TO MAKE ALL DECISIONS ON BEHALF OF DEALER WITH RESPECT TO DEALER'S
OPERATIONS:

NAME AND ADDRESS                          TITLE
----------------                         -------
PETE CICCARRONE                          MANAGER

                                  APPENDIX "C"

                MINIMUM ANNUAL QUANTITY OF NEW TITAN MOTORCYCLES

                                 TO BE PURCHASED

                                      FROM

                                 TITAN BY DEALER

                            TWENTY (20) UNIT PER YEAR

                                  APPENDIX "D"

                MINIMUM MODEL FLOOR INVENTORY OF TITAN. PRODUCTS

                      TO BE CONTINUOUSLY CARRIED BY DEALER

                  TWENTY (20) UNITS TO BE DETERMINED BY DEALER